Loan No. 00090497T02

SINGLE ADVANCE TERM PROMISSORY NOTE

THIS SINGLE ADVANCE TERM PROMISSORY NOTE (this "Promissory Note") to the Credit Agreement dated March 29, 2018 (such agreement, as may be amended, hereinafter referred to as the  "Credit  Agreement"),   is  entered   into   as  of June 19, 2020 between COMPEER FINANCIAL, FLCA, a federally-chartered instrumentality of the United States ("Lender") and HERON LAKE BIOENERGY, LLC, Heron Lake, Minnesota, a limited liability company (together with its permitted successors and assigns, the "Borrower"). Capitalized terms not otherwise defined in this Promissory Note will have the meanings set forth in the Credit Agreement.

SECTION 1.SINGLE ADVANCE TERM COMMITMENT. On the terms and conditions set forth in the Credit Agreement and this Promissory Note, Lender agrees to make a single advance loan to the Borrower in an amount not to exceed $3,000,000.00 (the "Commitment").

SECTION 2.PURPOSE. The purpose of the Commitment is to finance the construction of a new grain bin and to provide a principal reduction on the Amended and Restated Revolving Term Promissory Note 00090497T01-B.

SECTION 3.TERM. The Commitment will expire at 12:00 p.m. Denver, Colorado time on the date hereof, or on such later date as Agent may, in its sole discretion, authorize in writing.

SECTION 4.LIMITS ON ADVANCES, AVAILABILITY, ETC.The loans will be made available as provided in Article 2 of the Credit Agreement.

SECTION 5.INTEREST. The Borrower agrees to pay interest on the unpaid balance of the loan(s) in accordance with the following interest rate option(s):

(A)One-Month LIBOR Index Rate. At a rate (rounded upward to the nearest 1/100th and adjusted for reserves required on Eurocurrency Liabilities (as hereinafter defined) for banks subject to FRB Regulation D (as hereinafter defined) or required by any other federal law or regulation) per annum equal at all times to 3.350% above the higher of: (1) zero percent (0.00%); or (2) the rate reported at 11:00 a.m. London time for the offering of one (1)-month U.S. dollars deposits, by Bloomberg Information Services (or any successor or substitute service providing rate quotations comparable to those currently provided by such service , as determined by Agent from time to time, for the purpose of providing quotations of interest rates applicable to dollar deposits in the London interbank market) on the first U.S. Banking Day (as hereinafter defined) in each week, with such rate to change weekly on such day. The rate will be reset automatically, without the necessity of notice being provided to Agent, the Borrower, or any other party, on the first U.S. Banking Day of each succeeding week, and each change in the rate will be applicable to all balances subject to this option. Information about the then-current rate will be made available upon telephonic request. For purposes hereof:  (a) "U.S. Banking Day" means  a day on which Agent is open for business and banks are open for business in New York, New York; (b) "Eurocurrency Liabilities" will have the meaning as set forth in "FRB Regulation D"; and (c) "FRB Regulation D" means Regulation D as promulgated by the Board of Governors of the Federal Reserve System, 12 CFR Part 204, as amended.

(B)	Fixed Rate. At a rate of 3.800% per annum.

Interest will be calculated on the actual number of days each loan is outstanding on the basis of a year consisting of 360 days and will be payable semi-annual in arrears on the 20th day of each June and December or on such other day as Agent will require in a written notice to the Borrower ("Interest Payment Date").

SECTION 6.PROMISSORY NOTE. The Borrower promises to repay the unpaid principal balance of the loan in 10 consecutive, semi-annual installments, payable on the 20th day of each June and December, with the first installment due on December 20, 2020, and the last installment due on June 20, 2025. The amount of each installment will be the same principal amount that would  be required to be repaid if the loan(s) were scheduled to be repaid in level payments of principal and interest and such schedule was calculated utilizing the rate of interest in effect on the date funds are advanced under this Promissory Note. Principal due on the first payment date will constitute a amortization, regardless of any partial interest due in accordance with the provisions set forth herein.

In addition to the above, the Borrower promises to pay interest on the unpaid principal balance of the loan at the times and in accordance with the provisions set forth herein.

SECTION 7.PREPAYMENT. Subject to the broken funding surcharge provision of the Credit Agreement, the Borrower may, on one Business Day's prior written notice, prepay all or any portion of the loan(s). Unless otherwise agreed by Agent, all prepayments will be applied to principal installments in the inverse order of their maturity and to such balances, fixed or variable, as Agent will specify.

SECTION 8.SECURITY. The Borrower' s obligations hereunder and, to the extent related hereto, under the Credit Agreement, will be secured as provided in Section 2.4 of the Credit Agreement.

SECTION 9.FEES.

(A)Loan Origination Fee. In consideration of the Commitment, the Borrower agrees to pay to Agent on the execution hereof a loan origination fee in the amount of $3,000.00.

SIGNATURE PAGE FOLLOWS

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have caused this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

HERON LAKE BIOENERGY, LLC

By:/s/ Steve A. Christensen

Name:Steve A. Christensen

Title:CEO

HERON LAKE BIOENERGY. LLC

Heron Lake, Minnesota

Promissory Note No. 00090 97T02

SIGNATURE PAGE TO PROMISSORY NOTE

IN WITNESS WHEREOF, the parties have cause d this Promissory Note to the Credit Agreement to be executed by their duly authorized officer(s).

COMPEER FINANCIAL, FLCA

By:/s/ Troy Mostaert

Name: Troy Mostaert

Title:Vice President